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                                                      Registration No. 333-11535



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         Post Effective Amendment No. 3
                                       To
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          SPECIALTY RETAIL GROUP, INC.
                 (Name of Small Business Issuer in its charter)

     Florida                         5945                       No. 59-282441
--------------------------------------------------------------------------------
 (State or other               (Primary Standard                (IRS Employer
 jurisdiction of                   Industrial                Identification No.)
incorporation or              Classification Code
  organization)                     Number)


                         477 Madison Avenue, 14th Floor
                            New York, New York 10022
                                 (212) 872-9600
  ---------------------------------------------------------------------------
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                          Specialty Retail Group, Inc.
                         477 Madison Avenue, 14th Floor
                            New York, New York 10022
                                 (212) 872-9600
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copies to

                             EDMOND M. COLLER, ESQ.
                            Goodkind Labaton Rudoff &
                                  Sucharow LLP
                                 100 Park Avenue
                            New York, New York 10017


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       One Selling Shareholder, Peter Sayet, sold an aggregate of 325,000 shares of Common Stock, Par Value, $.001 per share, of the Registrant pursuant to the Registration Statement and the other Selling Shareholder, Howard Green, has owned the 325,000 shares issued to him pursuant to the Settlement Agreement dated August 22, 1996 and may now sell such shares without registration.

       Accordingly, the Registrant hereby deregisters and removes from registration the 325,000 shares owned by Mr. Green.

       The 213,333 shares held by the escrow agent to secure the Registrant's obligations under the Settlement Agreement may still be offered pursuant to the Registration Statement.


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of City of New York, State of New York, on April 28, 1999.

                                             SPECIALTY RETAIL GROUP, INC.

                                             By: /s/ SEYMOUR W. ZISES
                                                 ----------------------------
                                                 Seymour W. Zises, Director

Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed below by the following persons in the capacities and on the dates indicated.


/s/ SEYMOUR W. ZISES                                          April 28, 1999
---------------------------
Seymour W. Zises, Director